                                                                    EXHIBIT 99.3





              FRANKLIN BANCORP, INC. REPORTS FIRST QUARTER RESULTS



Southfield, Michigan, May 1, 2003 - Franklin Bancorp, Inc. (NASDAQ:FBCP) reported a first quarter loss of $777,683 ($0.21 cents per share fully diluted) which includes the previously announced severance charges during the quarter of $2.8 million. Without such severance charges, first quarter operating earnings were $1.1 million ($0.29 per share fully diluted). Franklin reported a profit of $1.6 million ($0.43 per share fully diluted) for the comparable first quarter of 2002.

Commenting on the first quarter results, David L. Shelp, President and CEO, said "while we are disappointed to report a loss in the quarter due to the cost of previously disclosed severance arrangements, it should be noted that the potential after-tax cost of the remaining previously disclosed severance agreements, if incurred in the future, has been reduced to approximately $300,000."

First quarter 2003 results were also impacted by the effect of historically low interest rates. The net interest margin for the quarter ended March 31, 2003 was 4.75% as compared to a net interest margin of 5.38% for the comparable quarter ended March 31, 2002, a drop of 63 basis points.

"This decline in the Bank's net interest margin continues to be a direct result of the declining level of interest rates that has occurred during the last twelve months and the effect caused by the redemption of $22.7 million of Franklin Finance Preferred Stock in December 2002 which contributed to the decline in the Bank's average earning assets from $495 million for the quarter ended March 31, 2002 to $473 million for the same quarter ended 2003," commented Mr. Shelp.

Operating fee income (defined as non interest income excluding gains or losses on sales of securities, loans, real estate owned and repossessed assets) decreased slightly by $39,515 for the quarter ended March 31, 2003 compared to the quarter ended March 31, 2002; a 3.3% decline attributable to slightly less deposit fee income from the bank's business DDA accounts during the quarter ended March 31, 2003. However, average business checking account product balances increased by $9.6 million when comparing average outstanding balances for the quarter ended March 31, 2003 to 2002.

Operating expenses, excluding severance compensation, for the quarter ended March 31, 2003 were $4.9 million compared to $4.6 million for the quarter ended March 31, 2002, an increase of $301,374 or 6.6%. Approximately $134,000 of



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FRANKLIN BANCORP, INC. REPORTS FIRST QUARTER RESULTS



this increase was associated with the opening of the new Troy branch which began operations in January of 2003 and with outside legal and consulting fees pertaining to the holding company and a review of its strategic plan.

Lending activity was down during the first quarter, with a net decrease in outstanding loans of $13.6 million compared to December 31, 2002. Deposits at March 31, 2003 also decreased by $12.1 million compared to December 31, 2002, with most of this decrease in higher cost CD's. The bank saw an increase this quarter in its outstanding low-cost business DDA accounts of $1.6 million. "The drop in the Bank's outstanding loan balances is yet another indicator of the weakness in the economy and the Bank's continuing focus on aggressively managing its credit quality while underwriting new loan opportunities," commented Mr. Shelp.

As stated above Franklin continues to aggressively manage its credit risk. Total non-performing assets increased to $8.7 million at March 31, 2003 compared to $7.3 million at December 31, 2002. The increase is associated with a net increase of five commercial loan relationships. The Bank is working with these borrowers to reconcile the issues which have caused the Bank to place these relationships into non-accruing loan status.

The allowance for loan losses as a percentage of loans outstanding was 1.65% at March 31, 2003, compared to 1.78% at December 31, 2002 and 1.43% at March 31, 2002. Net charge offs for the first quarter of 2003 were $1.3 million compared to $659,000 for the first quarter of 2002. Based upon current market evaluations, during the quarter ended March 31, 2003 the Bank charged off $1.3 million pertaining to two commercial real estate loans. Specific reserves for each of these loan charge-offs were previously provided in the loan loss allowance at December 31, 2002. Absent this charge off amounts for these two commercial real estate loans, the Bank would have experienced a net recovery during the quarter ended March 31, 2003 of $46,000. Management expects to see a decline in the rate of charge off activity within its loan portfolio during the remainder of 2003.

Total assets at March 31, 2003 were $529,998,432 compared to $542,478,317 at year-end 2002. Loans were $319,774,826 at March 31, 2003 compared to $333,345,726 at December 31, 2002, a decrease of $13.6 million. Deposits were at $417,065,012 at March 31, 2003 compared to $429,129,830 at year-end 2002, a decrease of $12.1 million. Franklin remains well capitalized with a Tier 1-leverage ratio of 8.04%.

Franklin specializes in serving small and medium-sized business customers and their owners throughout the tri-county area of Wayne, Oakland, and Macomb counties. Franklin's executive offices, Business Center and one regional branch are located in Southfield, with additional regional branches in Birmingham, Troy and Grosse Pointe Woods. Visit the Bank's website at http://www.franklinbank.com.



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FRANKLIN BANCORP, INC. REPORTS FIRST QUARTER RESULTS


The matters discussed in this press release contain forward-looking statements that involve risk and uncertainties. Words or phrases "will result," "expect," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ, include, but are not limited to, changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulations; changes in tax laws; changes in prices, levies and assessments; the impact of technological advances and issues; governmental and regulatory policy changes; the outcomes of pending and future litigation and contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national economy and changes in economic conditions of the Bank's market area and the other risks detailed from time to time in Franklin Bancorp's SEC reports, including Franklin Bancorp's report on Form 10-K for the year ended December 31, 2002 and quarterly reports on Form 10-Q. These forward-looking statements represent Franklin Bancorp's judgment as of the date of this report. Franklin Bancorp disclaims, however, any intent or obligation to update these forward-looking statements.




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FRANKLIN BANCORP, INC.
FINANCIAL SUMMARY (UNAUDITED)

                                                       MARCH 31,              MARCH 31,
QUARTER ENDED (UNAUDITED)                                2003                   2002
-------------------------                                ----                   ----
Interest income                                     $   7,290,180          $   8,626,600
Interest expense                                        1,682,720              1,988,730
Provision for loan losses                                 625,653                475,000
Net interest income after provision for loan
losses                                                  4,981,807              6,162,870
Net income                                               (777,683)             1,614,366
Net income per common share - basic                 $       (0.21)         $        0.45
Net income per common share- diluted                $       (0.21)         $        0.43
Common shares outstanding                               3,681,904              3,625,642

                                                     (UNAUDITED)
                                                      MARCH 31,              DECEMBER 31,
AT                                                      2003                     2002
--                                                      ----                     ----
Assets                                              $ 529,998,432          $ 542,478,317
Securities available for sale                         122,030,240            149,836,545
Loans (before allowance for loan losses)              319,774,826            333,345,726
Allowance for loan losses                              (5,280,006)            (5,926,813)
Deposits                                              417,065,012            429,129,830
Short term borrowings                                  65,000,000             65,000,000
Total shareholders' equity                             44,171,066             45,641,695
Book value per common share                                 12.00                  12.51
Common shares outstanding                               3,681,904              3,647,593
Tier 1 leverage capital ratio                                8.04%                  7.55%
Nonperforming assets                                $   8,683,779          $   7,322,970
Nonperforming assets/total assets                            1.64%                  1.35%
Allowance for loan losses/loans outstanding                  1.65                   1.78

                                                       MARCH 31,               MARCH 31,
OTHER INFORMATION (QUARTER ENDED) UNAUDITED              2003                    2002
-------------------------------------------              ----                    ----
Return on average shareholders' equity                      (6.93)%                15.19%
Return on average assets                                    (0.60)                  1.21
Net interest margin                                          4.75                   5.38
Net charge-offs/average loans                                1.62                   0.82
Cash dividends per share                            $        0.08          $        0.07

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FRANKLIN BANCORP, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)

                                                                             (UNAUDITED)
                                                                              MARCH 31,            DECEMBER 31,
                                                                                2003                   2002
                                                                                ----                   ----
ASSETS
           Cash and due from banks                                         $  29,039,975         $  18,171,153
           Interest-earning deposits                                           2,194,283             3,580,028
           Time deposits with FHLB                                            31,404,335             9,050,162
                                                                           -------------         -------------
           Cash and cash equivalents                                          62,638,593            30,801,343
           Securities available for sale                                     122,030,240           149,836,545
           Federal Home Loan Bank stock - cost                                 5,868,900             5,868,900
           Federal Reserve Bank stock - cost                                     924,100             1,541,500
           Loans (before allowance for loan losses)                          319,774,826           333,345,726
           Allowance for loan losses                                          (5,280,006)           (5,926,813)
                                                                           -------------         -------------
           Net loans                                                         314,494,820           327,418,913
           Accrued interest receivable                                         2,549,808             3,075,368
           Real estate owned                                                   1,927,145             2,004,449
           Premises and equipment, net                                         3,308,329             3,026,171
           Bank Owned Life Insurance                                           9,920,822             9,799,009
           Prepaid expenses and other assets                                   6,335,675             9,106,119
                                                                           -------------         -------------
           TOTAL ASSETS                                                    $ 529,998,432         $ 542,478,317
                                                                           =============         =============
LIABILITIES
           Deposits                                                        $ 417,065,012         $ 429,129,830
           Short term borrowings                                              65,000,000            65,000,000
           Accrued interest payable                                              238,017               260,275
           Other liabilities                                                   3,524,337             2,446,517
                                                                           -------------         -------------
           TOTAL LIABILITIES                                                 485,827,366           496,836,622
                                                                           =============         =============
SHAREHOLDERS' EQUITY
           Common stock - Par value $1.00; authorized 6,000,000
           shares; issued and outstanding 3,647,593 shares at
           December 31, 2002 and 3,681,904 shares at March 31, 2003            3,681,904             3,647,593
           Additional paid-in capital                                         27,408,866            27,154,384
           Retained earnings                                                  11,342,971            12,413,704
           Accumulated other comprehensive income                              1,737,325             2,426,014
                                                                           -------------         -------------
           TOTAL SHAREHOLDERS' EQUITY                                         44,171,066            45,641,695
                                                                           -------------         -------------
TOTAL LIABILITIES, PREFERRED STOCK OF CONSOLIDATED SUBSIDIARY AND
SHAREHOLDERS' EQUITY                                                       $ 529,998,432         $ 542,478,317
                                                                           =============         =============

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FRANKLIN BANCORP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                 THREE MONTHS ENDED
                                                                      MARCH 31,
                                                                      ---------
                                                              2003                2002
                                                              ----                ----
INTEREST INCOME
           Interest on loans                               $ 5,679,714         $ 6,424,003
           Interest on securities                            1,051,594           1,650,530
           Other interest and dividends                        558,872             552,067
                                                           -----------         -----------
           TOTAL INTEREST INCOME                             7,290,180           8,626,600
                                                           -----------         -----------
INTEREST EXPENSE

           Interest on deposits                                964,969           1,209,290
           Interest on other borrowings                        717,751             779,440
                                                           -----------         -----------
           TOTAL INTEREST EXPENSE                            1,682,720           1,988,730
                                                           -----------         -----------
NET INTEREST INCOME                                          5,607,460           6,637,870
PROVISION FOR LOAN LOSSES                                      625,653             475,000
                                                           -----------         -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES          4,981,807           6,162,870
                                                           -----------         -----------
NON INTEREST INCOME
           Deposit account service charges                     756,057             785,980
           Net gain on sale of securities                      455,511                   0
           Net loss on sale of other assets                    (77,303)             (6,477)
           Other fee income                                    405,419             415,010
                                                           -----------         -----------
           TOTAL NON INTEREST INCOME                         1,539,684           1,194,513
                                                           -----------         -----------
NON INTEREST EXPENSE
           Compensation and benefits                         2,462,092           2,407,985
           Severance compensation                            2,759,740                   0
           Occupancy and equipment                             804,999             787,938
           Advertising                                         154,626             150,251
           Federal insurance premiums                           17,495              17,682
           Communication expense                               126,481             124,083
           Outside service expense                             718,282             551,520
           Other                                               588,759             531,901
                                                           -----------         -----------
           TOTAL NON INTEREST EXPENSE                        7,632,474           4,571,360
                                                           -----------         -----------
INCOME BEFORE PROVISION FOR FEDERAL INCOME TAXES            (1,110,983)          2,786,023
           Provision for federal income taxes                 (333,300)            721,432
                                                           -----------         -----------
INCOME BEFORE PREFERRED STOCK DIVIDENDS                       (777,683)          2,064,591
           Preferred stock dividends of subsidiary                   0             450,225
                                                           -----------         -----------
NET INCOME                                                 $  (777,683)        $ 1,614,366
                                                           ===========         ===========
INCOME PER COMMON SHARE:
           Average common shares outstanding:
           Basic                                             3,666,688           3,620,125
           Diluted                                           3,754,431           3,755,540
           Net income per common share:
           Basic                                           $     (0.21)        $      0.45
           Diluted                                         $     (0.21)        $      0.43